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                                                                    Exhibit 10.1


                       NATIONAL SEMICONDUCTOR CORPORATION
                          EMPLOYEES STOCK PURCHASE PLAN
                       (AS AMENDED THROUGH JUNE 24, 1999)



1.       TITLE OF PLAN

         The title of this plan is the National Semiconductor Corporation Employees Stock Purchase Plan, hereinafter referred to as "Plan," and formerly known as the National Semiconductor Corporation 1977 Employees Stock Purchase Plan.

2.       PURPOSE

         The Plan is intended to encourage ownership of Common Stock of the Corporation by all Eligible Employees and to provide incentives for them to exert maximum efforts for the success of the Corporation. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible for the Corporation to attract and retain qualified employees. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code").

3.       DEFINITIONS

         As used in this Plan:

         (a) "Base Compensation" means the basic or regular salary, plus all sales commissions, overtime, lead premiums and shift differential income received from the Corporation and/or Subsidiaries.

         (b)      "Board" means the Board of Directors of the Corporation.

         (c)      "Committee" means the Committee of the Board described under
Section 5(a).

         (d) "Common Stock" means the $.50 par value common stock of the Corporation.

         (e)      "Corporation" means National Semiconductor Corporation.

         (f) "Eligible Employee" means any employee eligible to participate in the Plan under the terms of Section 6.

         (g) "Plan Administrator" means the General Counsel of the Corporation or such other person as may be designated by the General Counsel.


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         (h)      "Participation Period" means a period during which
contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 6.

         (i) "Subsidiary" means any corporation in which the Corporation controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of stock and which has been designated by the Committee as a corporation whose employees may participate in this Plan.

4.       STOCK SUBJECT TO THE PLAN

         The total number of shares of Common Stock which may be issued under the Plan is 24,950,000, which may be unissued shares, reacquired shares, or shares bought on the market.

5.       ADMINISTRATION

         (a) The Plan shall be administered by the Committee which shall be appointed by a majority of the whole Board. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and any successor rule and shall initially consist of not less than three members of the Board, all of whom are ineligible for benefits under the Plan and none of whom has been so eligible for at least one year prior to serving on such Committee.

         (b) The Committee shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

                  (i) to construe and interpret the Plan and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise, may correct any defect, or supply any omission or reconcile any inconsistency in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

                  (ii) to the extent not provided in this Plan, to establish the terms under which Common Stock may be purchased.

6.       ELIGIBILITY AND PARTICIPATION

         The persons eligible to participate in the Plan (Eligible Employees) shall consist of all persons employed by the Corporation and/or a Subsidiary on the day that enrollment forms are due prior to commencement of a Participation Period. Directors of the Corporation who are not full-time or part-time employees of the Corporation and/or a Subsidiary are not eligible to participate in the Plan.

         There will be four (4) quarterly Participation Periods each calendar year, and they will coincide with the four quarters of the calendar year ending December 31. In order to participate in the Plan for a particular Participation Period, an Eligible Employee must


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complete the required enrollment forms and file such forms with the Plan
Administrator no later than the due date prescribed by the Plan Administrator. The enrollment forms will include a payroll deduction authorization directing the Corporation to make payroll deductions from the participant's Base Compensation, designated in whole percentages, at a rate not to exceed ten percent (10%) of such earnings per pay period, for purposes of acquiring Common Stock under the Plan. The deduction will continue in effect from Participation Period to Participation Period, unless the participant ceases participation in the Plan or elects a different rate by filing the appropriate form with the Plan Administrator on the due date designated by the Plan Administrator prior to the first day of the Participation Period for which the new rate is to become effective. Payroll deductions, however, will automatically cease upon termination of the participant's right to purchase Common Stock under this Plan.

         At the close of each Participation Period, each participant in the Plan will receive a report indicating the amount of the participant's contributions to the Plan during such Participation Period, the amount of the contributions applied to the purchase of Common Stock for such Participation Period, the purchase price per share in effect for such Participation Period and the amount of the contributions (if any) carried over to the next Participation Period. Each participant will also receive an annual statement after the end of each calendar year which consolidates such information for the four (4) Participation Periods occurring within that year.

7.       TERMS AND CONDITIONS

         An Eligible Employee who participates in this Plan for a particular Participation Period will have the right to acquire Common Stock upon the terms and conditions summarized below and must enter into an agreement with the Corporation setting forth such terms and conditions and such other provisions, not inconsistent with the Plan, as the Committee may deem advisable.

         (a) PURCHASE PRICE. The purchase price per share will be the LESSER of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the date the Participation Period commences or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the date the purchase right is exercised.

                  The fair market value of a share of Common Stock on anyrelevant date shall be the opening price of the Common Stock on the New York Stock Exchange on the date in question (or if there shall be no trading on such date, then on the first previous date on which there is trading).

         (b) NUMBER OF SHARES. The number of shares purchasable per participant per Participation Period will be the number of whole shares obtained by dividing the amount collected from the participant through payroll deductions during that Participation Period by the purchase price in effect for such period. Other than the limitations contained in Section 7(k), the Plan does not state a maximum or minimum number of shares that may be purchased by any Eligible Employee.


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         (c)      PAYROLL DEDUCTIONS. The amounts collected from a participant through payroll deductions will be credited to the participant's individual account maintained on the Corporation's books, but no separate account will actually be established to hold such amounts. Interest will not be paid on the outstanding balance credited to the book account. The amounts collected from each participant may be commingled with the general assets of the Corporation and may be used for any corporate purpose.

         (d) TERMINATION OF PURCHASE RIGHTS. A participant may, through notification to the Plan Administrator by the due date specified by the Plan Administrator prior to the close of the Participation Period, terminate his or her outstanding purchase right and receive a refund of the amounts deducted from his or her earnings under the terminated right. The participant will not be eligible to rejoin the Participation Period following the termination of the purchase right and will have to re-enroll in the Plan should such individual wish to resume participation in a subsequent Participation Period.

         (e) TERMINATION OF EMPLOYMENT. If a participant ceases to be an employee for any reason during a Participation Period, his or her outstanding purchase right will immediately terminate and all sums previously collected from the participant under the terminated right will be refunded.

         (f) EXERCISE. Each outstanding purchase right will be exercised automatically on the last day of the Participation Period. The exercise of the purchase right is to be effected by applying the amount credited to each participant's account on the exercise date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participation Period. Any amount remaining in the participant's account after such application will be held for the purchase of Common Stock in the next Participation Period.

         (g) PRORATION OF PURCHASE RIGHT. Should the total number of shares of Common Stock for which the outstanding purchase rights are to be exercised on any particular date exceed the number of shares then available for issuance under the Plan, the available shares will be allocated pro-rata on a uniform and non-discriminatory basis, and any amounts credited to the accounts of participants will, to the extent not applied to the purchase of Common Stock, be promptly refunded.

         (h) RIGHTS AS STOCKHOLDER. A participant will have no rights as a stockholder with respect to shares subject to any purchase right held by such individual under the Plan until that right is exercised. No adjustments will be made for any dividends or distributions for which the record date is prior to such exercise date.

         (i) RECEIPT OF STOCK. As soon as practicable after the end of the Participation Period, the participant will be entitled to receive either a stock certificate for the number of purchased shares or confirmation from a captive broker utilized by the Corporation that the participant's account at the captive broker has been credited with the number of purchased shares.


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         (j)      ASSIGNABILITY. No purchase right granted to a participant will be assignable or transferable and will be exercisable only by the participant.

         (k) LIMITATIONS. Payroll deductions for purchase rights during a calendar year shall cease when such deductions for a participant exceed $25,000 (or such other maximum as may be prescribed from time to time by the Code) in accordance with the provisions of Section 423(b) (8) of the Code. No participant shall be granted a right to purchase Common Stock under this plan:

                  (i) if such participant, immediately after his or her election to purchase the Common Stock, would own stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Corporation, computed in accordance with
         Section 423(b)(3) of the Code;

                  (ii) if under the terms of the Plan the rights of the participant to purchase stock under this and all other qualified employee stock purchase plans of the Corporation would accrue at a rate that exceeds $25,000 of fair market value of the Common Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time.

         (l) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Plan or in any purchase right under the Plan shall confer on any participating employee any right to continue in the employ of the Corporation or any of its Subsidiaries or to interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate his or her employment at any time.

         (m) LIMITS FOR EXECUTIVE OFFICERS. Commencing on the date that the Securities and Exchange Commission determines as the final effective date for registrants to implement conforming amendments to require compliance with new rules issued under Section 16(b) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") relating to employee benefit plans, each participant subject to Section 16 of the Exchange Act ("Executive Officer") who ceases participation in the Plan may not renew participation in the Plan until the next quarterly enrollment period that is at least six (6) months from the date of the Executive Officer's decision to cease participation. Executive officers must satisfy such other limitations as the Committee, in its sole discretion, deems necessary to comply with the rules of the Exchange Act.

8.       ADJUSTMENT IN NUMBER OF SHARES AND IN PURCHASE PRICE

         In the event there is any change in the shares of the Corporation through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, appropriate adjustments in the number of shares available for purchase, as well as the shares subject to purchase right and purchase price thereof, shall be made, provided that no fractional shares shall be subject to purchase and each purchase right shall be adjusted down to the nearest full share.


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9.       AMENDMENT OF THE PLAN

         The Board at any time, and from time to time, may amend the Plan, subject to the limitations, however, that except as provided in Section 8 (relating to adjustments upon changes in stock), no amendment shall be made, except upon approval of the shareholders of the Corporation, which will:

         (a)      Increase the number of shares issuable under the Plan,

         (b) Alter the purchase price formula so as to reduce the purchase price,

         (c) Otherwise materially increase the benefits accruing to participants under the Plan, or

         (d) Materially modify the requirements for eligibility to participate in the Plan.

         The rights and obligations with respect to purchase rights at any time outstanding under the Plan may not be altered or impaired by any amendment of the Plan.

10.      TERMINATION OR SUSPENSION OF PLAN

         The Board may at any time suspend or terminate the Plan, but no such action may adversely affect the participant's rights and obligations with respect to purchase rights at the time outstanding under the Plan. No Participation Period may commence while the Plan is suspended or after it is terminated.


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